EXHIBIT 99.4
PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO-FORMA COMBINED CONDENSED
FINANCIAL INFORMATION
HealthStream, Inc. (the “Company”) acquired all of the issued and outstanding common stock of The Jackson Organization Research Consultants, Inc. (“TJO”) on March 12, 2007 for approximately $12.6 million, consisting of approximately $11.6 million payable in cash and 252,616 shares of HealthStream, Inc. common stock. A portion of the cash consideration will be held in escrow and will be released upon the occurrence of future events and the preparation of the closing balance sheet. All of the common stock shares will be held in an escrow account until eighteen months after March 12, 2007, subject to any claims for indemnification pursuant to the stock purchase agreement. The Company expects to incur approximately $0.7 million of direct, incremental expenses associated with the acquisition of TJO. TJO provides healthcare organizations with quality and satisfaction surveys, data analyses of survey results, and other research-based measurement tools.
     A summary of the purchase price is as follows:

Cash paid at closing to the seller or other designated parties	$6,177,625
Cash paid at closing associated with certain debts of the seller	447,233
Cash held in escrow, subject to settlement of debts of the seller and release of a guaranty	3,262,375
Cash held in escrow, with one half to be released 12 months after March 12, 2007, and the remainder to be released 18 months after March 12, 2007, subject to indemnification claims	1,560,000
Cash held in escrow, subject to the determination of working capital as of the closing date, with a release date no later than 105 days from March 12, 2007	200,000
Issuance of 252,616 shares of HealthStream, Inc. common stock to be held in escrow until the date that is 18 months after March 12, 2007, subject to indemnification claims	1,000,000

Total consideration paid	$12,647,233

The unaudited pro forma combined condensed financial information is presented to combine the historical results of operations of HealthStream and TJO. The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of TJO as if it occurred on September 30, 2006. The unaudited pro-forma combined condensed statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 give effect to the acquisition of TJO as if it had occurred on January 1, 2005.
The preliminary allocation of purchase price is as of September 30, 2006 and is consistent with the presentation on the unaudited pro-forma combined condensed balance sheet. The preliminary allocation of purchase price includes estimates with regard to the fair value of property and equipment and identifiable intangible assets, and their estimated useful lives. We will perform an analysis to determine the composition and valuation of intangible assets at a later date.
The unaudited pro forma combined condensed financial information is for informational purposes only and does not intend to represent what the Company’s results of operations or financial position would have been had the acquisition of TJO occurred at the beginning of the periods presented, or to project the results of operations for any future periods. The unaudited pro forma combined condensed financial information does not reflect any cost savings or synergies which may result from the acquisition, other than the reduction in TJO’s stockholder’s compensation based on a new consulting agreement with TJO’s President and majority stockholder in connection with the acquisition. The unaudited pro forma combined condensed financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed by the Company with the SEC on March 30, 2006, the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006 as filed with the SEC on November 13, 2006, and the audited financial statements of TJO, included as Exhibit 99.2 within this Current Report on Form 8-K.

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HEALTHSTREAM, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2006

	Historical		Pro Forma
	HealthStream	TJO	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,060,229	$451,077	$(4,812,368	) (1)	$2,698,938
Investments in short term marketable securities	6,100,000	—	(6,100,000	) (1)	—
Restricted cash	111,520	—	—		111,520
Interest receivable	57,492	—	—		57,492
Accounts receivable, net of allowance for doubtful accounts	4,401,126	1,196,221	—		5,597,347
Accounts receivable – unbilled	1,014,777	—	—		1,014,777
Related party receivable	—	43,713	—		43,713
Prepaid development fees and content rights, net of amortization	1,256,651	—	—		1,256,651
Deferred tax assets	—	781,647	(781,647	) (2)	—
Prepaid expenses and other current assets	647,747	268,876	—		916,623

Total Current Assets	20,649,542	2,741,534	(11,694,015)		11,697,061

Property and equipment, net of accumulated depreciation	2,163,574	881,632	—		3,045,206
Capitalized software feature enhancements, net of accumulated amortization	1,717,702	—	—		1,717,702
Intangible assets, net of accumulated amortization	2,883,064	—	6,000,000	(3)	8,883,064
Goodwill	10,317,393	—	8,180,482	(4)	18,497,875
Other assets	853,042	56,107	—		909,149

Total Assets	$38,584,317	$3,679,273	$2,486,467		$44,750,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$885,648	$26,285	$—		$911,933
Accrued liabilities	1,969,938	140,404	—		2,110,342
Accrued compensation and related expenses	633,131	371,868	—		1,004,999
Registration liabilities	95,036	—	—		95,036
Commercial support liabilities	375,006	—	—		375,006
Deferred revenue	5,352,962	3,145,978	—		8,498,940
			(395,353	)(5)
Current portion of long term debt	179,326	405,531	1,500,000	(6)	1,689,504

Total Current Liabilities	9,491,047	4,090,066	1,104,647		14,685,760
Long term debt, less current portion	151,695	974,014	(935,140	) (5)	190,569
Deferred tax liability	—	140,584	(140,584	) (2)	—
Other long-term liabilities	525,000	—	—		525,000
Commitments and contingencies	—	—	—		—

Total Liabilities	10,167,742	5,204,664	28,923		15,401,329

Shareholders’ Equity (Deficit):
			932,153	(7)
Common stock	94,994,881	33,333	(33,333	)(8)	95,927,034
Treasury stock	—	(850,000)	850,000	(9)	—
Accumulated deficit	(66,578,306)	(708,724)	708,724	(9)	(66,578,306)

Total Shareholders’ Equity (Deficit)	28,416,575	(1,525,391)	2,457,544		29,348,728

Total Liabilities and Shareholders’ Equity (Deficit)	$38,584,317	$3,679,273	$2,486,467		$44,750,057

Pro Forma Balance Sheet Adjustments

(1)	Reflects cash consideration paid in accordance with the stock purchase agreement and direct and incremental acquisition costs incurred by HealthStream.

(2)	Reflects a valuation allowance for TJO’s net deferred tax assets, due to the uncertainty of the combined entity not being able to realize the benefit from the net deferred tax assets of TJO.

(3)	Preliminary valuation of identifiable intangible assets, including non-compete agreement and customer-related intangibles.

(4)	Total consideration paid by HealthStream, less fair value of net tangible assets and identifiable intangible assets acquired.

(5)	Repayment of certain TJO debts in connection with the stock purchase agreement.

(6)	Includes $1.5 million of debt incurred by HealthStream associated with the cash consideration paid.

(7)	Issuance of 252,616 shares of HealthStream common stock in accordance with the stock purchase agreement with an assigned value of $1.0 million and fair market value of approximately $930,000.

(8)	Elimination of TJO common stock.

(9)	Elimination of TJO treasury stock and accumulated deficit balances.

HEALTHSTREAM, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005

	Historical		Pro Forma
	HealthStream	TJO	Adjustments		Combined
Revenues, net	$27,359,406	$8,579,767	$—		$35,939,173
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	9,745,470	4,625,673	—		14,371,143
Product development	2,928,112	—	—		2,928,112
Sales and marketing	5,452,168	1,974,890	—		7,427,058
			(212,257	)(1)
Depreciation	1,537,959	217,738	208,700	(2)	1,752,140
Amortization	1,140,481	—	812,500	(3)	1,952,981
Other general and administrative expenses	4,958,508	2,145,913	(635,438	) (4)	6,468,983

Total operating costs and expenses	25,762,698	8,964,214	173,505		34,900,417

Income (loss) from operations	1,596,708	(384,447)	(173,505)		1,038,756

Other income (expense)	337,720	(47,248)	(447,659	) (5)	(157,187)

Income (loss) before taxes	1,934,428	(431,695)	(621,164)		881,569
Income tax (provision) benefit	(21,500)	139,033	(139,033	) (6)	(21,500)

Net income (loss)	$1,912,928	$(292,662)	$(760,197)		$860,069

Net income (loss) per share, basic	$0.09				$0.04

Net income (loss) per share, diluted	$0.09				$0.04

Weighted average shares of common stock outstanding:
Basic	21,051,373		—	(7)	21,051,373

Diluted	21,942,182		252,616	(8)	22,194,798

Pro Forma Statement of Operations Adjustments

(1)	Reflects the elimination of historical depreciation.

(2)	Reflects depreciation based on the estimated fair value of fixed assets of $880,000 over an average four year life.

(3)	Reflects the amortization of non-compete agreement of $500,000 over an estimated four year life and the amortization of customer-related intangibles of $5.5 million over an estimated eight year life.

(4)	Reflects the elimination of compensation paid to TJO’s stockholders of approximately $0.8 million, less the expected replacement salary based on the consulting agreement in connection with the acquisition.

(5)	Reflects the elimination of HealthStream’s interest income resulting from cash paid in connection with the acquisition of TJO, elimination of interest expense associated with repayment of certain TJO debts, and the addition of interest expense associated with debt incurred by HealthStream to fund the acquisition.

(6)	Reflects the elimination of TJO’s income tax benefit based on the tax position of the combined entity, and uncertainty of realizing TJO’s tax benefit.

(7)	Excludes the issuance of 252,616 shares issued in connection with the acquisition of TJO that are held in escrow.

(8)	Reflects the issuance of 252,616 shares issued in connection with the acquisition of TJO.

HEALTHSTREAM, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2006

	Historical		Pro Forma
	HealthStream	TJO	Adjustments		Combined
Revenues, net	$23,226,872	$8,177,701	$—		$31,404,573
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	8,114,882	4,143,912	—		12,258,794
Product development	2,617,556	—	—		2,617,556
Sales and marketing	5,309,726	1,560,255	—		6,869,981
			(147,291	)(1)
Depreciation	1,039,589	153,697	156,525	(2)	1,202,520
Amortization	1,030,842	—	609,375	(3)	1,640,217
Other general and administrative expenses	4,142,906	2,033,461	(546,397	) (4)	5,629,970

Total operating costs and expenses	22,255,501	7,891,325	72,212		30,219,038

Income from operations	971,371	286,376	(72,212)		1,185,535

Other income (expense)	452,178	(132,181)	(503,369	) (5)	(183,372)

Income before taxes	1,423,549	154,195	(575,581)		1,002,163
Income tax (provision) benefit	(2,064)	(74,125)	74,125	(6)	(2,064)

Net income	$1,421,485	$80,070	$(501,456)		$1,000,099

Basic net income per share	$0.07				$0.05

Diluted net income per share	$0.06				$0.04

Weighted average shares of common stock outstanding:
Basic	21,459,321		85,131	(7)	21,544,452

Diluted	22,323,903		252,616	(8)	22,576,519

Pro Forma Statement of Operations Adjustments

(1)	Reflects the elimination of historical depreciation.

(2)	Reflects depreciation based on the estimated fair value of fixed assets of $880,000 over an average four year life.

(3)	Reflects the amortization of non-compete agreement of $500,000 over an estimated four year life and the amortization of customer-related intangibles of $5.5 million over an estimated eight year life.

(4)	Reflects the elimination of compensation paid to TJO’s stockholders of approximately $0.6 million through September 30, 2006, less the expected replacement salary based on the consulting agreement in connection with the acquisition. Does not reflect the elimination of expenses associated with the relocation to a new office of approximately $0.2 million.

(5)	Reflects the elimination of HealthStream’s interest income resulting from cash paid in connection with the acquisition of TJO, elimination of interest expense associated with repayment of certain TJO debts, and the addition of interest expense associated with debt incurred by HealthStream to fund the acquisition.

(6)	Reflects the elimination of TJO’s income tax provision based on the utilization of HealthStream’s NOL carryforward’s to offset taxable income of the combined entity.

(7)	Reflects the weighted average portion of 252,616 shares issued in connection with the acquisition of TJO which are held in escrow for a portion of the year.

(8)	Reflects the issuance of 252,616 shares issued in connection with the acquisition of TJO.

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